WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL FOURTH QUARTER AND FULL YEAR ENDED SEPTEMBER 30, 2021
Financial Highlights
•Continued Momentum Across Traditional and Emerging Streaming Platforms Drove Double-Digit Digital Revenue Growth for the Quarter and Full Year
•Recovery in COVID-Impacted Areas Led by Strong Growth in Artist Services and Physical Revenue
•Delivered Margin Improvement and Double-Digit Growth in Adjusted OIBDA and Adjusted EBITDA
•Robust Free Cash Flow Conversion and Growth Underpinned by Strong Operating Leverage and Financially Disciplined Investments
For the three months ended September 30, 2021
•Total revenue grew 22% or 21% in constant currency
•Digital revenue grew 19% or 18% in constant currency
•Net income was $30 million versus $1 million in the prior-year quarter
•OIBDA increased 15% to $179 million versus $155 million in the prior-year quarter
•Adjusted OIBDA increased 25% to $218 million versus $174 million in the prior-year quarter
•Adjusted EBITDA increased 34% to $237 million versus $177 million in the prior-year quarter
For the twelve months ended September 30, 2021
•Total revenue grew 19% or 15% in constant currency
•Digital revenue grew 22% or 19% in constant currency
•Net income was $307 million versus net loss of $470 million in the prior year
•OIBDA was $915 million versus $32 million in the prior year
•Adjusted OIBDA increased 29% to $1,018 million versus $790 million in the prior year
•Adjusted EBITDA increased 30% to $1,090 million versus $837 million in the prior year

NEW YORK, New York, November 15, 2021—Warner Music Group Corp. today announced its fourth-quarter and full-year financial results for the periods ended September 30, 2021.

“Music is essential to billions of people across the globe. But now, more than ever, great talent needs help to cut through the noise. By delivering for new artists and songwriters, returning superstars, and global legends, we’ve also delivered outstanding results in 2021,” said Steve Cooper, CEO, Warner Music Group. “Looking to 2022, we’re excited to release incredible new music from the world’s hottest artists and most influential songwriters. We’re also planning innovative moves and collaborations that will strengthen our leadership position across a vast universe of opportunities, in both the digital and physical worlds.”

“Our strong fourth-quarter results put an exclamation point on an outstanding year,” said Lou Dickler, Acting CFO, Warner Music Group. “Even as certain revenue was impacted by COVID, the strength and resilience of our music propelled us to double-digit revenue growth and margin expansion in 2021. As the possibilities for music continue to evolve, we remain focused on delivering shareholder value through our financially disciplined investment strategy and positioning ourselves for the next wave of growth.”

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended September 30, 2021	For the Three Months Ended September 30, 2020	% Change	For the Twelve Months Ended September 30, 2021	For the Twelve Months Ended September 30, 2020	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$1,376	$1,126	22%	$5,301	$4,463	19%
Recorded Music revenue	1,172	958	22%	4,544	3,810	19%
Music Publishing revenue	205	169	21%	761	657	16%
Digital revenue	926	778	19%	3,539	2,903	22%
Operating income (loss)	100	88	14%	609	(229)	—%
Adjusted operating income(1)	139	107	30%	712	529	35%
OIBDA(1)	179	155	15%	915	32	—%
Adjusted OIBDA(1)	218	174	25%	1,018	790	29%
Net income (loss)	30	1	—%	307	(470)	—%
Adjusted net income(1)	69	20	—%	410	288	42%
Net cash provided by operating activities	228	176	30%	638	463	38%
Free Cash Flow	193	139	39%	545	378	44%
Adjusted EBITDA(1)	237	177	34%	1,090	837	30%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Fourth-Quarter Results
Revenue was up 22.2% (or 20.8% in constant currency). The revenue increase in the quarter was driven by strong digital revenue growth of 19.0% (or 17.5% in constant currency) across Recorded Music and Music Publishing. Digital revenue represented 67.3% of total revenue in the quarter, compared to 69.1% in the prior-year quarter. The decrease in digital revenue as a percentage of total revenue is due to a partial recovery of certain COVID-impacted revenue streams in the quarter, including Recorded Music artist services and expanded-rights revenue which increased 71.4% (or 69.7% in constant currency). Recorded Music physical revenue and Music Publishing synchronization and mechanical revenue all had double-digit growth. Music Publishing performance revenue increased 7.1% (or 3.4% in constant currency). Recorded Music licensing revenue decreased 7.9% (or 9.1% in constant currency).

Operating income was $100 million compared to $88 million in the prior-year quarter. Net income was $30 million compared to $1 million in the prior-year quarter. OIBDA was $179 million, an increase from $155 million in the prior-year quarter, and OIBDA margin decreased 0.8 percentage points to 13.0% from 13.8% in the prior-year quarter. The increases in operating income, net income and OIBDA were primarily due to increased revenue. The decrease in OIBDA margin was primarily due to an increase in lower-margin artist services and expanded-rights revenue and an increase in expenses related to restructuring and other transformation initiatives.

Adjusted operating income, Adjusted OIBDA and Adjusted net income exclude non-cash stock-based compensation and other related expenses, COVID-related expenses and expenses related to restructuring and other transformation initiatives in both the quarter and the prior-year quarter. In the prior-year quarter, costs associated with the Company’s IPO and the Company's Los Angeles office consolidation are also excluded. Adjusted EBITDA excludes these items and includes expected savings resulting from transformation initiatives and the pro forma impact of certain specified transactions. See below for calculations and reconciliations of Adjusted operating income, Adjusted OIBDA, Adjusted net income and Adjusted EBITDA.

Adjusted OIBDA increased 25.3% from $174 million to $218 million and Adjusted OIBDA margin increased 0.3 percentage points to 15.8% from 15.5% due to strong operating performance. Adjusted operating income increased 29.9% from $107 million to $139 million due to the same factors affecting Adjusted OIBDA, partially offset by higher depreciation and amortization expenses due to recent acquisitions and capital spending.

Adjusted EBITDA increased 33.9% from $177 million to $237 million with margins improving 1.5 percentage points from 15.7% to 17.2%. The increase was largely due to the same factors affecting Adjusted OIBDA in addition to higher pro forma savings expected to be realized from certain cost-savings initiatives and the impact of certain specified transactions.

Adjusted net income was $69 million compared to $20 million in the prior-year quarter. Adjusted net income grew due to an increase in Adjusted operating income, the favorable impact of exchange rates on the Company’s external euro-denominated debt and intercompany loans and loss on extinguishment of debt on refinancing activity which was $24 million lower than the prior-year quarter, partially offset by unrealized losses on the mark-to-market of certain investments and an increase in income tax expense due to higher pre-tax income and higher withholding taxes.

Basic and Diluted earnings per share was $0.05 for both the Class A and Class B shareholders due to the net income attributable to the Company in the quarter of $30 million.

As of September 30, 2021, the Company reported a cash balance of $499 million, total debt of $3.346 billion and net debt (defined as total debt, net of deferred financing costs, premiums and discounts, minus cash and equivalents) of $2.847 billion.

Cash provided by operating activities increased 30% to $228 million from $176 million in the prior-year quarter. The change was largely a result of strong operating performance and the benefit from working capital. Capital expenditures were $35 million for the quarter as compared to $37 million in the prior-year quarter. Free Cash Flow, as defined below, increased 39% to $193 million from $139 million in the prior-year quarter.

Full-Year Results
Total revenue increased 18.8% (or 15.4% in constant currency). The revenue increase was driven by strong digital revenue growth of 21.9% (or 19.1% in constant currency) across Recorded Music and Music Publishing. Digital revenue represented 66.8% of total revenue, compared to 65.0% in the prior year. Recorded Music physical revenue increased 26.5% (or 22.3% in constant currency) and Recorded Music artist services and expanded-rights revenue and Music Publishing synchronization revenue also had double-digit growth. Recorded Music licensing revenue and Music Publishing mechanical revenue both increased on an as-reported basis and decreased in constant currency. Music Publishing performance revenue decreased 14.1% (or 17.0% in constant currency). U.S. revenue increased by 22.2% and international revenue rose 16.1% (or 10.5% in constant currency). Prior to intersegment eliminations, U.S. and international revenue represented 44.5% and 55.5% of total revenue, respectively, compared to 43.3% and 56.7% of total revenue, respectively, in the prior year.

Operating income was $609 million, compared to an operating loss of $229 million in the prior year and operating margin was 11.5%, up from (5.1)% in the prior year. Net income was $307 million compared to a net loss of $470 million in the prior year. OIBDA was $915 million, an increase from $32 million in the prior year and OIBDA margin increased 16.6 percentage points to 17.3% from 0.7% in the prior year. The increases in operating income, net income, OIBDA and OIBDA margin were primarily due to strong operating performance and non-cash stock-based compensation and other related expenses which were $560 million lower than the prior year, as well as $89 million in one-time costs associated with the Company’s IPO in the prior year.

Adjusted operating income, Adjusted OIBDA and Adjusted net income exclude non-cash stock-based compensation and other related expenses, COVID-related expenses and expenses related to restructuring and other transformation initiatives in both the year and the prior year. In the prior year, costs associated with the Company’s IPO and the Company's Los Angeles office consolidation are also excluded. Adjusted EBITDA excludes these items and includes expected savings resulting from transformation initiatives and the pro forma impact of certain specified transactions. See below for calculations and reconciliations of Adjusted operating income, Adjusted OIBDA, Adjusted net income and Adjusted EBITDA.

Adjusted OIBDA increased 28.9% from $790 million to $1,018 million and Adjusted OIBDA margin increased 1.5 percentage points from 17.7% to 19.2% due to strong operating performance. Adjusted operating income increased 34.6% from $529 million to $712 million in the year due to the same factors affecting Adjusted OIBDA, partially offset by higher depreciation and amortization expenses due to recent acquisitions and capital spending.

Adjusted EBITDA increased 30.2% from $837 million to $1,090 million with margins improving 1.8 percentage points from 18.8% to 20.6%. The increase was largely due to the same factors affecting Adjusted OIBDA in addition to higher pro forma savings expected to be realized from certain cost-savings initiatives and the impact of certain specified transactions.

Adjusted net income was $410 million compared to $288 million in the prior year. The increase in Adjusted net income was primarily due to higher Adjusted operating income, the favorable impact of exchange rates on the Company’s external euro-denominated debt, loss on extinguishment of debt on refinancing activity which was $12 million lower than the prior year and lower interest expense resulting from refinancing activity, partially offset by unrealized losses on the mark-to-market of certain investments and an increase in income tax expense due to higher pre-tax income and release of a valuation allowances of foreign tax credits for the prior year.

Net debt (defined as total debt, net of deferred financing costs, premiums and discounts, minus cash and equivalents) at the end of the year was $2.847 billion compared to $2.551 billion at the end of the prior year.

Basic and Diluted earnings per share was $0.58 for both the Class A and Class B shareholders due to the net income attributable to the Company in the year of $307 million.

Cash provided by operating activities increased 38% to $638 million from $463 million in the prior year due to strong operating performance, partially offset by continued A&R investment and timing of working capital. Capital expenditures were $93 million for the year as compared to $85 million in the prior year driven by spending related to transformation initiatives. Free Cash Flow, as defined below, increased 44% to $545 million from $378 million in the prior year.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended September 30, 2021	For the Three Months Ended September 30, 2020	% Change	For the Twelve Months Ended September 30, 2021	For the Twelve Months Ended September 30, 2020	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$1,172	$958	22%	$4,544	$3,810	19%
Digital revenue	807	679	19%	3,105	2,568	21%
Operating income	129	108	19%	733	175	—%
Adjusted operating income(1)	151	118	28%	772	582	33%
OIBDA(1)	182	151	21%	936	349	—%
Adjusted OIBDA(1)	204	161	27%	975	756	29%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Fourth-Quarter Results

Recorded Music Revenue
(dollars in millions)

	For the Three Months Ended September 30, 2021	For the Three Months Ended September 30, 2020	For the Three Months Ended September 30, 2020
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
Revenue by Segment:
Recorded Music
Digital	$807	$679	$688
Physical	127	105	104
Total Digital and Physical	934	784	792
Artist services and expanded-rights	168	98	99
Licensing	70	76	77
Total Recorded Music	$1,172	$958	$968

Recorded Music revenue was up 22.3% (or 21.1% in constant currency). The revenue increase was primarily due to increases in digital revenue, which reflects the continuing growth in streaming, the Company’s largest source of revenue. Digital revenue grew 18.9% (or 17.3% in constant currency) due to the strong performance of new and carryover releases, as well as accelerated revenue growth from emerging streaming platforms such as Facebook, TikTok and Peloton. Digital revenue represented 68.9% of total Recorded Music revenue versus 70.9% in the prior-year quarter. The decrease in digital revenue as a percentage of total Recorded Music revenue is due to the partial recovery of certain COVID-impacted revenue streams in the quarter. Artist services and expanded-rights revenue increased 71.4% (or 69.7% in constant currency), reflecting an increase in merchandising and concert promotion revenue, both of which were disrupted by COVID in the prior-year quarter. Physical revenue grew 21.0% (or 22.1% in constant currency) primarily due to an increasing demand for vinyl products and continued recovery from COVID disruption. Licensing revenue was down mainly due to one-time licensing settlements in the prior-year quarter, partially offset by higher synchronization revenue as businesses continued to recover from COVID disruption. Major sellers included Iron Maiden, Dua Lipa, Ed Sheeran, Masked Wolf and Ava Max.

Recorded Music operating income was $129 million, up from $108 million in the prior-year quarter and operating margin was down 0.3 percentage points to 11.0% versus 11.3% in the prior-year quarter. OIBDA increased to $182 million from $151 million in the prior-year quarter and OIBDA margin decreased 0.3 percentage points to 15.5%. Adjusted OIBDA was $204 million versus $161 million in the prior-year quarter with Adjusted OIBDA margin up 0.6 percentage points to 17.4%. The increases in operating income, OIBDA and Adjusted OIBDA were driven by increased revenue. The decreases in operating margin and OIBDA margin were primarily due to an increase in lower-margin artist services and expanded-rights revenue and an increase in expenses related to restructuring initiatives. The increase in Adjusted OIBDA margin was due to strong operating performance.

Full-Year Results

Recorded Music Revenue
(dollars in millions)

	For the Twelve Months Ended September 30, 2021	For the Twelve Months Ended September 30, 2020	For the Twelve Months Ended September 30, 2020
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
Revenue by Segment:
Recorded Music
Digital	$3,105	$2,568	$2,628
Physical	549	434	449
Total Digital and Physical	3,654	3,002	3,077
Artist services and expanded-rights	599	525	551
Licensing	291	283	292
Total Recorded Music	$4,544	$3,810	$3,920

Recorded Music revenue increased 19.3% (or 15.9% in constant currency). The revenue increase was primarily due to increases in digital revenue, which reflects the continuing growth in streaming, the Company’s largest source of revenue. Digital revenue grew 20.9% (or 18.2% in constant currency) due to the strong performance of new and carryover releases, as well as accelerated revenue growth from emerging streaming platforms such as Facebook, TikTok and Peloton. Digital revenue represented 68.3% of total Recorded Music revenue versus 67.4% in the prior year. U.S. Recorded Music digital revenue was $1.531 billion, or 77.1% of total U.S. Recorded Music revenue, versus 80.3% in the prior year. Physical revenue grew 26.5% (or 22.3% in constant currency) primarily due to an increasing demand for vinyl products and continued recovery from COVID disruption. Artist services and expanded-rights revenue increased 14.1% (or 8.7% in constant currency) reflecting an increase in merchandising revenue, partially offset by the impact of COVID disruption on concert touring and live events. Licensing revenue was up 2.8% on an as-reported basis and down 0.3% in constant currency mainly due to higher synchronization revenue as businesses continued to partially recover from COVID disruption and the favorable impact of foreign currency exchange rates, partially offset by lower compilation revenue and other COVID-impacted licensing revenue. Major sellers included Dua Lipa, Ed Sheeran, Ava Max, Cardi B and the Hamilton original cast recording.

Recorded Music operating income was $733 million up from $175 million in the prior year and operating margin was up 11.5 percentage points to 16.1% versus 4.6% in the prior year. Recorded Music OIBDA increased to $936 million from $349 million and OIBDA margin increased 11.4 percentage points to 20.6%. Recorded Music Adjusted OIBDA improved 29.0% to $975 million and Recorded Music Adjusted OIBDA margin increased 1.7 percentage points to 21.5%. The increases in operating income and OIBDA were primarily driven by strong operating performance and non-cash stock-based compensation and other related expenses which were $367 million lower than the prior year. The increases in Adjusted OIBDA and Adjusted OIBDA margin were primarily due to strong operating performance.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended September 30, 2021	For the Three Months Ended September 30, 2020	% Change	For the Twelve Months Ended September 30, 2021	For the Twelve Months Ended September 30, 2020	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$205	$169	21%	$761	$657	16%
Digital revenue	120	100	20%	436	337	29%
Operating income	28	23	22%	89	81	10%
Adjusted operating income(1)	28	23	22%	94	84	12%
OIBDA(1)	49	43	14%	174	157	11%
Adjusted OIBDA(1)	49	43	14%	179	160	12%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Fourth-Quarter Results

Music Publishing Revenue
(dollars in millions)

	For the Three Months Ended September 30, 2021	For the Three Months Ended September 30, 2020	For the Three Months Ended September 30, 2020
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
Revenue by Segment:
Music Publishing
Performance	$30	$28	$29
Digital	120	100	101
Mechanical	13	10	11
Synchronization	39	27	28
Other	3	4	3
Total Music Publishing	$205	$169	$172

Music Publishing revenue increased 21.3% (or 19.2% in constant currency). The revenue increase was driven by growth in digital, synchronization, mechanical and performance revenue. Digital revenue increased 20.0% (or 18.8% in constant currency) reflecting the continuing growth in streaming, including emerging streaming platforms, and timing of new digital deals. Digital revenue growth in the quarter was impacted by a favorable one-time settlement in the prior-year quarter, as well as a shift in the collection of writer’s share of U.S. digital performance income from certain digital service providers. This change has no impact on Music Publishing OIBDA, but results in a slight improvement to OIBDA margin. Digital revenue represented 58.5% of total Music Publishing revenue versus 59.2% in the prior-year quarter. The decrease in digital revenue as a percentage of total Music Publishing revenue is due to partial recovery of certain COVID-impacted revenue streams in the quarter. Synchronization revenue increased due to higher motion picture and commercial income and a one-time licensing settlement. Mechanical revenue increased as businesses continued to recover from COVID disruption and from an increase in physical sales. Performance revenue increased as bars, restaurants, concerts and live events continued to recover from COVID disruption.

Music Publishing operating income was $28 million compared to $23 million in the prior-year quarter largely driven by increased revenue. Operating margin increased 0.1 percentage point to 13.7%. Music Publishing OIBDA and Adjusted OIBDA increased 14.0% to $49 million, and OIBDA margin and Adjusted OIBDA margin decreased 1.5 percentage points to 23.9%. The decreases in OIBDA margin and Adjusted OIBDA margin were primarily due to revenue mix.

Full-Year Results

Music Publishing Revenue
(dollars in millions)

	For the Twelve Months Ended September 30, 2021	For the Twelve Months Ended September 30, 2020	For the Twelve Months Ended September 30, 2020
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
Revenue by Segment:
Music Publishing
Performance	$122	$142	$147
Digital	436	337	346
Mechanical	49	48	52
Synchronization	144	119	121
Other	10	11	10
Total Music Publishing	$761	$657	$676

Music Publishing revenue increased 15.8% (or 12.6% in constant currency). The revenue increase was driven by growth in digital, synchronization and mechanical revenue, partially offset by a decline in performance revenue. Music Publishing digital revenue increased 29.4% (or 26.0% in constant currency) reflecting the continuing growth in streaming, including emerging streaming platforms, and timing of new digital deals. Digital revenue growth in the year was impacted by a favorable one-time settlement in the prior year, as well as a shift in the collection of writer’s share of U.S. digital performance income from certain digital service providers. This change has no impact on Music Publishing OIBDA, but results in a slight improvement to OIBDA margin. Digital revenue represented 57.3% of total Music Publishing revenue versus 51.3% in the prior year. Synchronization revenue increased due to growth in motion picture and commercial income and a one-time licensing settlement. Mechanical revenue increased on an as-reported basis and decreased in constant currency. Performance revenue decreased driven by the ongoing COVID-related impact on bars, restaurants, concerts and live events.

Music Publishing operating income was $89 million, up 9.9% from $81 million in the prior year driven largely by increased revenue, partially offset by higher overhead due to employee-related costs and an increase in amortization expense. Operating margin was 11.7%, down 0.6 percentage points from 12.3% in the prior year. Music Publishing OIBDA increased 10.8% to $174 million, and Music Publishing OIBDA margin declined 1.0 percentage point to 22.9%. Adjusted OIBDA increased 11.9% to $179 million and Music Publishing Adjusted OIBDA margin declined to 23.5%. The decreases in OIBDA margin and Adjusted OIBDA margin were primarily due to revenue mix.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group
With a legacy extending back over 200 years, Warner Music Group today is home to an unparalleled family of creative artists, songwriters, and companies that are moving culture across the globe. At the core of WMG’s Recorded Music division are four of the most iconic companies in history: Atlantic, Elektra, Parlophone and Warner Records. They are joined by renowned labels such as Asylum, Big Beat, Canvasback, East West, Erato, FFRR, Fueled by Ramen, Nonesuch, Reprise, Rhino, Roadrunner, Sire, Spinnin’ Records, Warner Classics and Warner Music Nashville. Warner Chappell Music - which traces its origins back to the founding of Chappell & Company in 1811 - is one of the world's leading music publishers, with a catalog of more than one million copyrights spanning every musical genre from the standards of the Great American Songbook to the biggest hits of the 21st century.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995
This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance. Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com. We use our website as a channel of distribution for material company information. Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation
The Company maintains a 52-53 week fiscal year ending on the last Friday in each reporting period. As such, all references to September 30, 2021 and September 30, 2020 relate to the periods ended September 24, 2021 and September 25, 2020, respectively. For convenience purposes, the Company continues to date its financial statements as of September 30.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three and Twelve Months Ended September 30, 2021 versus September 30, 2020
(dollars in millions)

	For the Three Months Ended September 30, 2021	For the Three Months Ended September 30, 2020	% Change
	(unaudited)	(unaudited)
Revenue	$1,376	$1,126	22%
Cost and expenses:
Cost of revenue	(752)	(606)	24%
Selling, general and administrative expenses	(465)	(383)	21%
Amortization expense	(59)	(49)	20%
Total costs and expenses	$(1,276)	$(1,038)	23%
Operating income	$100	$88	14%
Loss on extinguishment of debt	(10)	(34)	-71%
Interest expense, net	(29)	(29)	—%
Other expense, net	(9)	(45)	-80%
Income (loss) before income taxes	$52	$(20)	—%
Income tax (expense) benefit	(22)	21	—%
Net income	$30	$1	—%
Less: Income attributable to noncontrolling interest	(2)	(2)	—%
Net income (loss) attributable to Warner Music Group Corp.	$28	$(1)	—%

Net income (loss) per share attributable to common stockholders:
Class A – Basic and Diluted	$0.05	$0.00
Class B – Basic and Diluted	$0.05	$0.00

	For the Twelve Months Ended September 30, 2021	For the Twelve Months Ended September 30, 2020	% Change
	(unaudited)	(audited)
Revenue	$5,301	$4,463	19%
Cost and expenses:
Cost of revenue	(2,742)	(2,333)	18%
Selling, general and administrative expenses	(1,721)	(2,169)	-21%
Amortization expense	(229)	(190)	21%
Total costs and expenses	$(4,692)	$(4,692)	—%
Operating income (loss)	$609	$(229)	—%
Loss on extinguishment of debt	(22)	(34)	-35%
Interest expense, net	(122)	(127)	-4%
Other expense, net	(9)	(57)	-84%
Income (loss) before income taxes	$456	$(447)	—%
Income tax expense	(149)	(23)	—%
Net income (loss)	$307	$(470)	—%
Less: Income attributable to noncontrolling interest	(3)	(5)	-40%
Net income (loss) attributable to Warner Music Group Corp.	$304	$(475)	—%

Net income (loss) per share attributable to common stockholders:
Class A – Basic and Diluted	$0.58	$(0.82)
Class B – Basic and Diluted	$0.58	$(0.95)

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets at September 30, 2021 versus September 30, 2020
(dollars in millions)

	September 30, 2021	September 30, 2020	% Change
	(unaudited)	(audited)
Assets
Current assets:
Cash and equivalents	$499	$553	-10%
Accounts receivable, net	839	771	9%
Inventories	99	79	25%
Royalty advances expected to be recouped within one year	373	220	70%
Prepaid and other current assets	86	55	56%
Total current assets	$1,896	$1,678	13%
Royalty advances expected to be recouped after one year	457	269	70%
Property, plant and equipment, net	364	331	10%
Operating lease right-of-use assets, net	268	273	-2%
Goodwill	1,830	1,831	—%
Intangible assets subject to amortization, net	2,017	1,653	22%
Intangible assets not subject to amortization	154	154	—%
Deferred tax assets, net	31	68	-54%
Other assets	194	153	27%
Total assets	$7,211	$6,410	12%
Liabilities and Equity (Deficit)
Current liabilities:
Accounts payable	$302	$264	14%
Accrued royalties	1,880	1,628	15%
Accrued liabilities	461	382	21%
Accrued interest	14	30	-53%
Operating lease liabilities, current	43	39	10%
Deferred revenue	348	297	17%
Other current liabilities	102	80	28%
Total current liabilities	$3,150	$2,720	16%
Long-term debt	3,346	3,104	8%
Operating lease liabilities, noncurrent	287	299	-4%
Deferred tax liabilities, net	207	163	27%
Other noncurrent liabilities	175	169	4%
Total liabilities	$7,165	$6,455	11%
Equity (deficit):
Class A common stock	$—	$—	—%
Class B common stock	1	1	—%
Additional paid-in capital	1,942	1,907	2%
Accumulated deficit	(1,710)	(1,749)	-2%
Accumulated other comprehensive loss, net	(202)	(222)	-9%
Total Warner Music Group Corp. equity (deficit)	$31	$(63)	—%
Noncontrolling interest	15	18	-17%
Total equity (deficit)	46	(45)	—%
Total liabilities and equity (deficit)	$7,211	$6,410	12%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three and Twelve Months Ended September 30, 2021 versus September 30, 2020
(dollars in millions)

	For the Three Months Ended September 30, 2021	For the Three Months Ended September 30, 2020
	(unaudited)	(unaudited)
Net cash provided by operating activities	$228	$176
Net cash used in investing activities	(72)	(132)
Net cash used in financing activities	(96)	(28)
Effect of foreign currency exchange rates on cash and equivalents	(3)	5
Net increase in cash and equivalents	$57	$21

	For the Twelve Months Ended September 30, 2021	For the Twelve Months Ended September 30, 2020
	(unaudited)	(audited)
Net cash provided by operating activities	$638	$463
Net cash used in investing activities	(638)	(219)
Net cash used in financing activities	(61)	(316)
Effect of foreign currency exchange rates on cash and equivalents	7	6
Net decrease in cash and equivalents	$(54)	$(66)

Figure 4. Warner Music Group Corp. - Recorded Music Digital Revenue Summary, Three and Twelve Months Ended September 30, 2021 versus September 30, 2020
(dollars in millions)

	For the Three Months Ended September 30, 2021	For the Three Months Ended September 30, 2020	% Change
	(unaudited)	(unaudited)
Streaming	$777	$639	22%
Downloads and Other Digital	30	40	-25%
Total Recorded Music Digital Revenue	$807	$679	19%

	For the Twelve Months Ended September 30, 2021	For the Twelve Months Ended September 30, 2020	% Change
	(unaudited)	(unaudited)
Streaming	$2,972	$2,403	24%
Downloads and Other Digital	133	165	-19%
Total Recorded Music Digital Revenue	$3,105	$2,568	21%

Supplemental Disclosures Regarding Non-GAAP Financial Measures
We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA
OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets. We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses. Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP. In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 5. Warner Music Group Corp. - Reconciliation of Net Income to OIBDA, Three and Twelve Months Ended September 30, 2021 versus September 30, 2020
(dollars in millions)

	For the Three Months Ended September 30, 2021	For the Three Months Ended September 30, 2020	% Change
	(unaudited)	(unaudited)
Net income (loss) attributable to Warner Music Group Corp.	$28	$(1)	—%
Income attributable to noncontrolling interest	2	2	—%
Net income	$30	$1	—%
Income tax expense (benefit)	22	(21)	—%
Income including income taxes	$52	$(20)	—%
Other expense, net	9	45	-80%
Interest expense, net	29	29	—%
Loss on extinguishment of debt	10	34	-71%
Operating income	$100	$88	14%
Amortization expense	59	49	20%
Depreciation expense	20	18	11%
OIBDA	$179	$155	15%
Operating income margin	7.3%	7.8%
OIBDA margin	13.0%	13.8%

	For the Twelve Months Ended September 30, 2021	For the Twelve Months Ended September 30, 2020	% Change
	(unaudited)	(unaudited)
Net income (loss) attributable to Warner Music Group Corp.	$304	$(475)	—%
Income attributable to noncontrolling interest	3	5	-40%
Net income (loss)	$307	$(470)	—%
Income tax expense	149	23	—%
Income including income taxes	$456	$(447)	—%
Other expense, net	9	57	-84%
Interest expense, net	122	127	-4%
Loss on extinguishment of debt	22	34	-35%
Operating income (loss)	$609	$(229)	—%
Amortization expense	229	190	21%
Depreciation expense	77	71	8%
OIBDA	$915	$32	—%
Operating income margin	11.5%	-5.1%
OIBDA margin	17.3%	0.7%

Figure 6. Warner Music Group Corp. - Reconciliation of Segment Operating Income to OIBDA, Three and Twelve Months Ended September 30, 2021 versus September 30, 2020
(dollars in millions)

	For the Three Months Ended September 30, 2021	For the Three Months Ended September 30, 2020	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$100	$88	14%
Depreciation and amortization expense	(79)	(67)	18%
Total WMG OIBDA	$179	$155	15%
Operating income margin	7.3%	7.8%
OIBDA margin	13.0%	13.8%

Recorded Music operating income – GAAP	$129	$108	19%
Depreciation and amortization expense	(53)	(43)	23%
Recorded Music OIBDA	$182	$151	21%
Recorded Music operating income margin	11.0%	11.3%
Recorded Music OIBDA margin	15.5%	15.8%

Music Publishing operating income – GAAP	$28	$23	22%
Depreciation and amortization expense	(21)	(20)	5%
Music Publishing OIBDA	$49	$43	14%
Music Publishing operating income margin	13.7%	13.6%
Music Publishing OIBDA margin	23.9%	25.4%

	For the Twelve Months Ended September 30, 2021	For the Twelve Months Ended September 30, 2020	% Change
	(unaudited)	(unaudited)
Total WMG operating income (loss) – GAAP	$609	$(229)	—%
Depreciation and amortization expense	(306)	(261)	17%
Total WMG OIBDA	$915	$32	—%
Operating income (loss) margin	11.5%	-5.1%
OIBDA margin	17.3%	0.7%

Recorded Music operating income – GAAP	$733	$175	—%
Depreciation and amortization expense	(203)	(174)	17%
Recorded Music OIBDA	$936	$349	—%
Recorded Music operating income margin	16.1%	4.6%
Recorded Music OIBDA margin	20.6%	9.2%

Music Publishing operating income – GAAP	$89	$81	10%
Depreciation and amortization expense	(85)	(76)	12%
Music Publishing OIBDA	$174	$157	11%
Music Publishing operating income margin	11.7%	12.3%
Music Publishing OIBDA margin	22.9%	23.9%

Adjusted Operating Income (Loss), Adjusted OIBDA and Adjusted Net Income (Loss)
Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) is operating income (loss), OIBDA and net income (loss), respectively, adjusted to exclude the impact of certain items that affect comparability. Factors affecting period-to-period comparability of the unadjusted measures in the quarter included the items listed in Figure 7 below. We use Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) to evaluate our actual operating performance. We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), OIBDA and net income (loss) as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 7. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three and Twelve Months Ended September 30, 2021 versus September 30, 2020
(dollars in millions)

For the Three Months Ended September 30, 2021
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$100	$129	$28	$179	$182	$49	$30
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	26	15	—	26	15	—	26
COVID-19 Related Costs	1	1	—	1	1	—	1
Non-Cash Stock-Based Compensation and Other Related Costs	12	6	—	12	6	—	12
Adjusted Results	$139	$151	$28	$218	$204	$49	$69

Adjusted Margin	10.1%	12.9%	13.7%	15.8%	17.4%	23.9%

For the Three Months Ended September 30, 2020
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$88	$108	$23	$155	$151	$43	$1
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	7	1	—	7	1	—	7
IPO Related Costs	(1)	—	—	(1)	—	—	(1)
COVID-19 Related Costs	4	1	—	4	1	—	4
L.A. Office Consolidation	1	—	—	1	—	—	1
Non-Cash Stock-Based Compensation and Other Related Costs	8	8	—	8	8	—	8
Adjusted Results	$107	$118	$23	$174	$161	$43	$20

Adjusted Margin	9.5%	12.3%	13.6%	15.5%	16.8%	25.4%

For the Twelve Months Ended September 30, 2021
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$609	$733	$89	$915	$936	$174	$307
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	54	15	3	54	15	3	54
COVID-19 Related Costs	1	—	—	1	—	—	1
Non-Cash Stock-Based Compensation and Other Related Costs	48	24	2	48	24	2	48
Adjusted Results	$712	$772	$94	$1,018	$975	$179	$410

Adjusted Margin	13.4%	17.0%	12.4%	19.2%	21.5%	23.5%

For the Twelve Months Ended September 30, 2020
	Total WMG Operating (Loss) Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net (Loss) Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$(229)	$175	$81	$32	$349	$157	$(470)
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	42	1	3	42	1	3	42
IPO Related Costs	89	—	—	89	—	—	89
COVID-19 Related Costs	17	13	—	17	13	—	17
L.A. Office Consolidation	2	2	—	2	2	—	2
Non-Cash Stock-Based Compensation and Other Related Costs	608	391	—	608	391	—	608
Adjusted Results	$529	$582	$84	$790	$756	$160	$288

Adjusted Margin	11.9%	15.3%	12.8%	17.7%	19.8%	24.4%

Constant Currency
Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period over period. We use results on a constant-currency basis as one measure to evaluate our performance. We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results. However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue. These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 8. Warner Music Group Corp. - Revenue by Geography and Segment, Three and Twelve Months Ended September 30, 2021 versus September 30, 2020 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended September 30, 2021	For the Three Months Ended September 30, 2020	For the Three Months Ended September 30, 2020
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$531	$418	$418
Music Publishing	101	83	83
International revenue
Recorded Music	641	540	550
Music Publishing	104	86	89
Intersegment eliminations	(1)	(1)	(1)
Total Revenue	$1,376	$1,126	$1,139

Revenue by Segment:
Recorded Music
Digital	$807	$679	$688
Physical	127	105	104
Total Digital and Physical	934	784	792
Artist services and expanded-rights	168	98	99
Licensing	70	76	77
Total Recorded Music	1,172	958	968
Music Publishing
Performance	30	28	29
Digital	120	100	101
Mechanical	13	10	11
Synchronization	39	27	28
Other	3	4	3
Total Music Publishing	205	169	172
Intersegment eliminations	(1)	(1)	(1)
Total Revenue	$1,376	$1,126	$1,139

Total Digital Revenue	$926	$778	$788

	For the Twelve Months Ended September 30, 2021	For the Twelve Months Ended September 30, 2020	For the Twelve Months Ended September 30, 2020
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$1,985	$1,609	$1,609
Music Publishing	378	325	325
International revenue
Recorded Music	2,559	2,201	2,311
Music Publishing	383	332	351
Intersegment eliminations	(4)	(4)	(4)
Total Revenue	$5,301	$4,463	$4,592

Revenue by Segment:
Recorded Music
Digital	$3,105	$2,568	$2,628
Physical	549	434	449
Total Digital and Physical	3,654	3,002	3,077
Artist services and expanded-rights	599	525	551
Licensing	291	283	292
Total Recorded Music	4,544	3,810	3,920
Music Publishing
Performance	122	142	147
Digital	436	337	346
Mechanical	49	48	52
Synchronization	144	119	121
Other	10	11	10
Total Music Publishing	761	657	676
Intersegment eliminations	(4)	(4)	(4)
Total Revenue	$5,301	$4,463	$4,592

Total Digital Revenue	$3,539	$2,903	$2,972

Free Cash Flow
Our definition of Free Cash Flow has been revised in the fourth quarter of fiscal 2021 and is now defined as cash flow provided by operating activities less capital expenditures. We use Free Cash Flow, among other measures, to evaluate our operating performance. Management believes Free Cash Flow provides investors with an important perspective on the cash available to fund our debt service requirements, ongoing working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and any dividends, prepayments of debt or repurchases or retirement of our outstanding debt or notes in open market purchases, privately negotiated purchases, any repurchases of our common stock or otherwise. As a result, Free Cash Flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP and therefore it should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity. Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Because Free Cash Flow deducts capital expenditures from “net cash provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected. We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by operating activities.”

Figure 9. Warner Music Group Corp. - Calculation of Free Cash Flow, Three and Twelve Months Ended September 30, 2021 versus September 30, 2020
(dollars in millions)

	For the Three Months Ended September 30, 2021	For the Three Months Ended September 30, 2020
	(unaudited)	(unaudited)
Net cash provided by operating activities	$228	$176
Less: Capital expenditures	35	37

Free Cash Flow	$193	$139

	For the Twelve Months Ended September 30, 2021	For the Twelve Months Ended September 30, 2020
	(unaudited)	(unaudited)
Net cash provided by operating activities	$638	$463
Less: Capital expenditures	93	85

Free Cash Flow	$545	$378

Adjusted EBITDA
Adjusted EBITDA is equivalent to “EBITDA” as defined in our Revolving Credit Facility and our 2020 indenture and substantially similar to “Consolidated EBITDA” as defined under our 2012 and 2014 indentures and “EBITDA” as defined under our Senior Term Loan Facility, respectively. Adjusted EBITDA differs from the term “EBITDA” as it is commonly used. The definition of Adjusted EBITDA, in addition to adjusting net income to exclude interest expense, income taxes, and depreciation and amortization, also adjusts net income by excluding items or expenses such as, among other items, (1) the amount of any restructuring charges or reserves; (2) any non-cash charges (including any impairment charges); (3) any net loss resulting from hedging currency exchange risks; (4) the amount of management, monitoring, consulting and advisory fees paid to Access under the Management Agreement or otherwise; (5) business optimization expenses (including consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement); (6) transaction expenses; (7) equity-based compensation expense; and (8) certain extraordinary, unusual or non-recurring items. The definition of EBITDA under the Revolving Credit Facility also includes adjustments for the pro forma impact of certain projected cost savings, operating expense reductions and synergies and any quality of earnings analysis prepared by independent certified public accountants in connection with an acquisition, merger, consolidation or other investment.

Adjusted EBITDA is a key measure used by our management to understand and evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of those limitations include: (1) it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue for our business; (2) it does not reflect the significant interest expense or cash requirements necessary to service interest or principal payments on our indebtedness; and (3) it does not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments. In particular, this measure adds back certain non-cash, extraordinary, unusual or non-recurring charges that are deducted in calculating net income; however, these are expenses that may recur, vary greatly and are difficult to predict. In addition, Adjusted EBITDA is not the same as net income or cash flow provided by operating activities as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Accordingly, Adjusted EBITDA should be considered in addition to, not as a substitute for, net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP.

Figure 10. Warner Music Group Corp. - Reconciliation of Net Income to Adjusted EBITDA, Three and Twelve Months Ended September 30, 2021 versus September 30, 2020
(dollars in millions)

	For the Three Months Ended September 30, 2021	For the Three Months Ended September 30, 2020	For the Twelve Months Ended September 30, 2021	For the Twelve Months Ended September 30, 2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income (Loss)	$30	$1	$307	$(470)
Income tax expense (benefit)	22	(21)	149	23
Interest expense, net	29	29	122	127
Depreciation and amortization	79	67	306	261
Loss on extinguishment of debt (a)	10	34	22	34
Net gain on divestitures and sale of securities (b)	—	—	(3)	(1)
Restructuring costs (c)	18	9	29	22
Net hedging and foreign exchange (gains) losses (d)	(20)	51	11	61
Management fees (e)	—	(3)	—	20
Transaction costs (f)	5	(1)	10	76
Business optimization expenses (g)	12	6	42	39
Non-cash stock-based compensation expense (h)	12	8	45	608
Other non-cash charges (i)	30	(6)	5	10
Pro forma impact of cost savings initiatives and specified transactions (j)	10	3	45	27
Adjusted EBITDA	$237	$177	$1,090	$837
______________________________________
(a)Reflects loss on extinguishment of debt, primarily including tender fees and unamortized deferred financing costs.
(b)Reflects net gain on sale of securities and divestitures.
(c)Reflects severance costs and other restructuring related expenses.
(d)Reflects (gains) losses from hedging activities and unrealized (gains) losses due to foreign exchange on our Euro-denominated debt and intercompany transactions.
(e)Reflects management fees and related expenses paid to Access pursuant to the management agreement, which was terminated upon completion of the IPO in June 2020.
(f)Reflects mainly integration, transaction and qualifying IPO costs.
(g)Reflects costs associated with our transformation initiatives and IT system updates, which includes costs of $10 million and $33 million related to our finance transformation for the three and twelve months ended September 30, 2021, respectively, as well as $5 million and $30 million for the three and twelve months ended September 30, 2020, respectively.
(h)Reflects non-cash stock-based compensation expense related to the Second Amended and Restated Warner Music Group Corp. Senior Management Free Cash Flow Plan and the Omnibus Incentive Plan.
(i)Reflects non-cash activity, including the unrealized losses (gains) on the mark-to-market of an equity method investment, investment losses (gains) and other non-cash impairments.
(j)Reflects expected savings resulting from transformation initiatives and the pro forma impact of specified transactions for the three and twelve months ended September 30, 2021. Certain of these cost savings initiatives and transactions impacted quarters prior to the quarter during which they were identified within the last twelve-month period. The pro forma impact of these specified transactions and initiatives resulted in a $6 million increase in the twelve months ended September 30, 2021 Adjusted EBITDA.

###

Media Contact:	Investor Contact:
James Steven	Kareem Chin
(212) 275-2213
James.Steven@wmg.com	Investor.Relations@wmg.com